SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

RC-1, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-210960	26-1449268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Sunrise Center Drive Thomasville, NC	27360
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 800.348.2870

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders

The Board of Directors of RC-1, Inc approved an amendment to the Registrant’s Articles of Incorporation increasing the number of authorized shares of Common Stock from 190,000,000 to 250,000,000 and effecting a two-for-one forward split of the Registrant’s outstanding shares of common stock. Approval of the Registrant’s stockholders was not required to be obtained, as authorized by NRS Section 78.207, et seq. The forward split will be effective as of the close of business on February 11, 2021. As a result of the forward stock split, each share of the Registrant’s common stock outstanding on such date will be split into two shares of the Registrant’s common stock.

A copy of the Certificate of Amendment to the Registrant’s Articles of Incorporation is filed herewith as Exhibit 3.1.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective February 11, 2021, the Registrant filed a Certificate of Change to its Articles of Incorporation to increase the number of authorized shares of Common Stock from 190,000,000 to 250,000,000 and provide for a two for one forward split of the Registrant’s shares of common stock outstanding on such date. A description of the forward split is contained in Item 3.03 of this Current Report on Form 8-K which description is incorporated herein by this reference

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report.

3.1    Certificate of Change to the Registrant’s Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RC-1, Inc.

                  By: /s/ Kevin O’Connell

Kevin O’Connell, President and

Chief Executive Officer

Dated: February 11, 2021

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